Exhibit 21.5
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                         SCHEDULE OF SUBSIDIARIES
                            AS OF JULY 31, 2005

Subsidiaries of Ecology and Environment, Inc. (the "Company") as of July 31,
2005:

                                                                Percentage of
                                                                Capital Stock
                                                                of Subsidiary
                                                                Owned by the
                                                                Company
                                                                -------------

 1.  Ecology & Environment Engineering, Inc.                          100%
     (a Colorado corporation)

 2.  E & E Drilling and Testing Co., Inc.                             100%
     (a New York corporation)

 3.  Ecology and Environment Limited                                   99%
     (a limited company formed under the laws of the Republic of Ireland)

 4.  E & E Budapest Kft.                                              100%
     (a corporation formed under the laws of Hungary)

 5.  E & E Umwelt-Beratung GmbH                                       100%
     (a corporation formed under the laws of Germany)

 6.  Ecology and Environment de Mexico, S.A. de C.V.               99.998%
     (a corporation formed under the laws of Mexico)

 7.  Ecology and Environment, S.A.                                     19%
     (a corporation formed under the laws of Venezuela)

 8.  Ecology and Environment Eurasia                                  100%
     (a corporation formed under the laws of the Russian
     Republic)

 9.  ecology and environment do brasil Ltda.                           52%
     (a limited liability partnership formed under the laws of Brazil)

10.  Ecology & Environment of Saudi Arabia Co. Ltd.                66 2/3%
     (a limited liability company formed under the laws of Saudi Arabia)

11.  Ecology and Environment South America Inc.                       100%
     (a corporation formed under the laws of the Cayman
     Islands)

12.  Ecology and Environment International Services Inc.              100%
     (EEIS) (a Delaware corporation)

13.  Frutas Marinas del Mar S.R.L.                                    100%
     (a corporation formed under the laws of Costa Rica)

14.  Ecology and Environment de Chile S.A.                             99%(1)
     (a corporation formed under the laws of Chile)

15.  Gestion Ambiental Consultores S.A.                             50.01%(2)
     (a corporation formed under the laws of Chile)

16.  Walsh Environmental Scientist & Engineers, LLC (Walsh)            60%
     (a limited liability company formed under the laws of Colorado)

17.  Gustavson Associates, LLC                                          60%
     (a limited liability company formed under the laws of Colorado, owned by Walsh)

18.  American Arab Aquaculture Company                                  51%
     (a limited liability company formed under the laws of the Kingdom of Jordan)

19.  Overstreet Orlando Mitigation Team, LLC                           100%
     (a limited liability company formed under the laws of Florida)

20.  Walsh Peru, S.A.                                                62.8%(3)
     (a corporation formed under the laws of Peru, owned by Walsh)

21.  Serbiacious Ambiental Walsh, S.A.                                 51%(3)
     (a corporation formed under the laws of Ecuador, owned by Walsh)

22.  Beijing YIYI Ecology and Environment Engineering Co. Ltd          50%
     (a limited liability company formed under the laws of the People's Republic of China)

23.  Tianjin Green Engineering Company                                 50%
     (a limited liability company formed under the laws of the People's Republic of China)

24.  Ecology and Environment of Kazakhstan                            100%
     (a branch office formed under the laws of the Republic of Kazakhstan)

25.  Consortium of International Consultants LLC                       98%
     (a limited liability company formed under the laws of Delaware)

26.  E & E International, LLC                                          99%
     (a limited liability company formed under the laws of Russia, owned by EEIS)

27.  MiddleEast Environmental Consultants, LLC                         90%
     (a limited liability company formed under the laws of Delaware)

28.  E & E Ward BMS Consulting Association                             60%
     (formed under the laws of California)

29.  E & E Environmental Services, LLC                                100%
     (a limited liability company formed under the laws of Russia, owned by E & E International, LLC)

(1) Listed percentage owned by Ecology and Environment South America Inc.
(2) Listed percentage owned by Ecology and Environment de Chile S.A.
(3) Listed percentage owned by Walsh.